 Exhibit 99.1

Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Fourth Quarter and Full Year 2008 Results
Record Annual Revenues of $618.1 Million for 2008

CALABASAS, Calif., February 19, 2009 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter and year ended December 31, 2008.

Full Year 2008 Financial Highlights
-	Revenues for the full year 2008 were $618.1 million up from $567.2 million in 2007.
-	Gross Margin was 32.3% up from 31.7% in 2007.
-	Net Income was $19.0 million, or $0.53 per diluted share, up from $9.3 million, or $0.26 per diluted share in 2007.
-	Adjusted EBITDA (a non-GAAP measurement defined below) was $64.4 million up from $55.5 million in 2007.

Fourth Quarter 2008 Financial Highlights
-
Revenues for the fourth quarter of 2008 were $147.6 million, down from $152.0 million in the fourth quarter of 2007 and below the low end of the Company’s previously announced estimate of $152.0 million. The fourth quarter of 2007 included $2.6 million in revenues from two long-standing customers experiencing labor disruptions and no such revenue was included in the fourth quarter of 2008.

-	Gross margin was 32.9% up from 31.8% in the fourth quarter of 2007.
-
Net income was $3.5 million, or $0.10 per diluted share, below the Company’s previously-announced estimates of $0.11 to $0.15 per diluted share.  Net income for the quarter included a non-cash loss of $491,000, or $0.01 per diluted share, on the Company’s $73 million interest rate swap.  This mark-to-market adjustment was not included in the Company’s estimates and compares with a loss of $722,000, or $0.01 per diluted share, in the same period last year.

-	Adjusted EBITDA (a non-GAAP measurement defined below) was $15.6 million for the fourth quarter of 2008 compared with $14.8 million in the fourth quarter of 2007.

For the fourth quarter of 2008, the Life Sciences segment revenues were $30.8 million, down 12.3% from $35.1 million in the same period of 2007. The Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were down 4.4% to $42.3 million compared with $44.3 million in the same period of 2007.  Nurse Travel revenues were $29.2 million, down 6.9% from $31.4 million in 2007, which included $2.6 million in revenues derived from supporting two long standing customers experiencing labor disruptions. Excluding the $2.6 million in revenues related to labor disruptions, Nurse Travel fourth quarter revenues were up approximately 1.6% compared with the same period in 2007. Allied Healthcare revenues were $13.1 million, up 1.7% from $12.9 million in the same period of 2007. The Physician segment revenues were $23.2 million, up 19.9% from $19.4 million in the same period of 2007, and the IT and Engineering segment revenues were $51.3 million, down 3.8% from $53.3 million in the fourth quarter of 2007.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “Although our revenues were down year over year and end market demand for our services has weakened significantly, once again  we were able to grow our market share in each of our operating segments. Adjusted EBITDA grew year over year by our lowering SG&A and expanding our gross margin. While the 4th quarter started with record performance, November and December weakened significantly.” Dameris concluded, “Over the next six months we do not expect to see a dramatic improvement in demand for our services, however, we do believe our continued focus on items within our control (i.e. gross margins, SG&A management and cash generation) has us well positioned to confront the current economic environment.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our fourth quarter gross margin was 32.9%, up from 31.8% in last year’s fourth quarter and each of our segments saw year-over-year increases in their gross margins. In the fourth quarter of 2008, gross margin in Life Sciences increased to 34.3% from 33.2% in 2007, Healthcare gross margin increased to 26.3% from 25.7%, Physician Segment gross margin increased to 31.9% from 27.4% and IT and Engineering gross margin increased to 37.9% from 37.5%.

We ended the quarter with $46.3 million in cash and cash equivalents, which was down from $48.7 million in the third quarter. Our bank debt stood at $125.9 million which was down from $135.9 million at the end of the third quarter. Amortization of intangibles was $2.4 million, depreciation was $1.3 million and equity-based compensation expense was $1.6 million.”

First Quarter 2009 Financial Estimates
Based on revenues in the first six weeks of the first quarter of 2009, taking into account the Company’s normal seasonal patterns and assuming no further deterioration in the staffing markets On Assignment serves, the Company financial estimates for the quarter ending March 31, 2009 follow:

•	Revenues of $119 to $124 million
•	Gross Margins of 31.4% to 31.8% which includes the reset of employment taxes
•	SG&A of $33.9 to $34.8 million, including depreciation of approximately $1.5 million, amortization of approximately $1.5 million and approximately $1.6 million in equity-based compensation expense
•	Adjusted EBITDA of $8.1 to $9.2 million
•	Net income of $0.9 to $1.5 million
•	Earnings per diluted share of $0.02 to $0.04

On Assignment will hold its quarterly conference call to discuss its fourth quarter and full year 2008 financial results this afternoon, Thursday February 19, 2009 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (800) 374-0509 or (706) 679-6365 ten minutes before the call. The conference code is 83256030. A replay of the conference call can be accessed from approximately 3:30 p.m. Pacific Time Thursday February 19, 2009 through Thursday February 26, 2009 by dialing (800) 642-1687 or (706) 645-9291 with the access code 83256030.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment
On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 79 branch offices across the United States, United Kingdom, Netherlands, Ireland and Belgium and also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release includes non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance.  The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.  These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2009.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margins, SG&A, adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008 and quarterly reports on Form 10Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 as filed with the SEC on May 12, 2008, August 8, 2008 and November 10, 2008 respectively.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31,		September 30,	December 31,
	2008	2007	2008	2008	2007

Revenues	$147,616	$152,040	$161,947	$618,058	$567,180
Cost of Services	99,061	103,731	109,138	418,602	387,643
Gross Profit	48,555	48,309	52,809	199,456	179,537
Selling, General and Administrative Expenses	38,229	40,363	39,190	155,942	151,942
Operating Income	10,326	7,946	13,619	43,514	27,595
Interest Expense	(2,508)	(2,904)	(2,366)	(9,859)	(10,968)
Interest Income	126	412	158	715	1,394
Other Income(Expense)	(491)	(722)	503	(139)	(1,206)
Income before Income Taxes	7,453	4,732	11,914	34,231	16,815
Income Tax Provision	3,915	2,514	4,977	15,261	7,493
Net Income	$3,538	$2,218	$6,937	$18,970	$9,322

Basic Earnings Per Share	$0.10	$0.06	$0.20	$0.53	$0.27
Weighted Average Number of Shares Outstanding	35,707	35,387	35,546	35,487	35,138

Diluted earnings per share	$0.10	$0.06	$0.19	$0.53	$0.26
Weighted Average Common and Common Equivalent Shares Outstanding-Diluted	35,985	35,759	36,071	35,858	35,771

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(unaudited)

	Quarter Ended			Year Ended
	December 31,		September 30,	December 31,
	2008	2007	2008	2008	2007
Revenues:
Life Sciences	$30,830	$35,134	$33,948	$129,483	$134,622

Healthcare Staffing	42,303	44,254	47,999	180,671	175,079

Physician Staffing	23,212	19,362	23,612	89,217	74,599

IT and Engineering	51,271	53,290	56,388	218,687	182,880
Consolidated Revenues	$147,616	$152,040	$161,947	$618,058	$567,180

Gross Profit:
Life Sciences	$10,576	$11,663	$11,609	$43,502	$45,024

Healthcare Staffing	11,144	11,387	12,265	46,265	44,269

Physician Staffing	7,402	5,297	7,455	27,369	21,808

IT and Engineering	19,433	19,962	21,480	82,320	68,436
Consolidated Gross Profit	$48,555	$48,309	$52,809	$199,456	$179,537

SELECTED CASH FLOW INFORMATION
(In thousands)
(unaudited)

	Quarter Ended			Year Ended
	December 31,		September 30,	December 31,
	2008	2007	2008	2008	2007
Cash provided by Operations	$9,632	$11,359	$10,281	$35,358	$33,696
Capital Expenditures	1,857	1,560	1,348	8,201	5,899

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(unaudited)

	As of
	December 31,		September 30,
	2008	2007	2008
Cash and Cash Equivalents	$46,271	$37,764	$48,737
Accounts Receivable, net	78,370	78,840	87,567
Intangible Assets, net	234,205	234,516	227,807
Total Assets	403,622	384,680	402,423
Current Portion of Long-Term Debt	--	--	1,040
Current Liabilities	53,531	50,843	48,156
Long-Term Debt	125,913	135,913	134,872
Other Long-Term Liabilities	5,664	4,890	5,709
Stockholders’ Equity	218,514	193,034	213,686

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2008		December 31, 2007		September 30, 2008
Net Income	$3,538	$0.10	$2,218	$0.06	$6,937	$0.19
Other Expense (Income)	491	0.01	722	0.02	(503)	(0.01)
Interest Expense, net	2,382	0.06	2,492	0.07	2,208	0.06
Income Tax Provision	3,915	0.11	2,514	0.07	4,977	0.14
Depreciation	1,331	0.04	1,678	0.05	1,202	0.03
Amortization of Intangibles	2,368	0.07	3,654	0.10	2,368	0.07
	14,025	0.39	13,278	0.37	17,189	0.48
Equity-based Compensation	1,607	0.04	1,550	0.04	1,596	0.04
Adjusted EBITDA	$15,632	$0.43	$14,828	$0.41	$18,785	$0.52

Weighted Average Common and Common Equivalent Shares Outstanding	35,985		35,759		36,071

	Year Ended
	December 31, 2008		December 31, 2007
Net Income	$18,970	$0.53	$9,322	$0.26
Other Expense (Income)	139	--	1,206	0.03
Interest Expense, net	9,144	0.26	9,574	0.27
Income Tax Provision	15,261	0.43	7,493	0.21
Depreciation	5,105	0.14	6,194	0.17
Amortization of Intangibles	9,436	0.26	15,342	0.43
EBITDA	58,055	1.62	49,131	1.37
Equity-based Compensation	6,348	0.18	6,359	0.18
Adjusted EBITDA	$64,403	$1.80	$55,490	$1.55

Weighted Average Common and Common Equivalent Shares Outstanding	35,858		35,771

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(unaudited)

	Estimated Range of Results
	Quarter Ending
	March 31, 2009
Net Income(1)	$900	$1,500
Interest Expense	1,900	1,900
Income Tax Provision	700	1,200
Depreciation and Amortization	3,000	3,000
EBITDA	6,500	7,600
Equity-based Compensation	1,600	1,600
Adjusted EBITDA	$8,100	$9,200

(1)	The financial estimates set forth above do not include any potential impact from the mark-to-market of the Company’s $73 million interest rate swap in the first quarter.

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
 (Unaudited)
(Dollars in thousands)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel		Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q4 2008	$30,830	$13,111	$29,192		$42,303	$23,212	$51,271	$147,616
Q3 2008	$33,948	$14,552	$33,447		$47,999	$23,612	$56,388	$161,947
% Sequential Change	-9.2%	-9.9%	-12.7%		-11.9%	-1.7%	-9.1%	-8.8%
Q4 2007	$35,134	$12,888	$31,366	(1)	$44,254	$19,362	$53,290	$152,040
% Year-over-Year Change	-12.3%	1.7%	-6.9%		-4.4%	19.9%	-3.8%	-2.9%

Gross Margins:
Q4 2008	34.3%	32.8%	23.5%		26.3%	31.9%	37.9%	32.9%
Q3 2008	34.2%	31.8%	22.8%		25.6%	31.6%	38.1%	32.6%
Q4 2007	33.2%	31.0%	23.5%		25.7%	27.4%	37.5%	31.8%

(1) Includes $2.6 million of labor disruption related revenues.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Quarter Ended
	December 31, 2008	September 30, 2008
Percentage of Revenues:
Top Ten Clients	7.7%	6.9%
Direct Hire/Conversion	2.0%	2.0%

Bill Rate Increase:
% Sequential Change	-0.1%	0.2%
% Year-over-Year Growth	7.2%	8.0%

Bill/Pay Spread:
% Sequential Change	-0.7%	1.0%
% Year-over-Year Growth	9.6%	7.9%

Average Headcount:
Contract Professionals (CP)	4,855	5,115
Staffing Consultants (SC)	740	742

Productivity:
Gross Profit per SC	$66,000	$71,000